EXHIBIT 23.2






                   Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (Nos. 2-85473, 33-5432, 33-47065 and 33-51492) of Talley
Industries, Inc. of our report dated February 21, 1997 appearing on page F-1 of the Annual Report on Form 11-K.









PRICE WATERHOUSE LLP

Phoenix, Arizona
March 25, 1997